UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2011

INSPIRE PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-31577	04-3209022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8081 Arco Corporate Drive, Suite 400 Raleigh, NC	27617
(Address of principal executive offices)	(Zip code)

(919) 941-9777

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on April 5, 2011, Inspire Pharmaceuticals, Inc., a Delaware corporation (“Inspire” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck & Co., Inc., a company formed under the laws of New Jersey (“Parent”), and Monarch Transaction Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”). As more fully described below, on May 16, 2011, pursuant to the terms and conditions of the Merger Agreement, Purchaser was merged with and into the Company with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent. The Merger became effective on May 16, 2011 (the “Effective Time”), in accordance with Section 253 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and pursuant to the Certificate of Merger that was filed on May 16, 2011 with the Secretary of State of the State of Delaware.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure contained in Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.01. On May 16, 2011, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that each share of Company common stock (as defined in Item 5.01 below) issued and outstanding immediately prior to the Effective Time (other than any Shares (as defined in Item 5.01 below) held in the treasury of the Company and Shares owned by Parent or Purchaser or any direct or indirect subsidiary of Parent or the Company, and any Shares held by any person who was entitled to and properly demanded appraisal of such Shares under the DGCL) was, at the Effective Time, canceled and converted into the right to receive an amount equal to the Offer Price (as defined in Item 5.01 below), and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that shares of Company common stock are no longer listed on NASDAQ. Trading of shares of Company common stock on NASDAQ has ceased effective as of the close of trading on May 16, 2011.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The Top-Up Option Shares (as defined in Item 5.01 below) issued to Purchaser pursuant to the Top-Up Option (as defined in Item 5.01 below) were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 5.01. Change in Control of the Registrant.

The disclosure contained in Item 2.01 and Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01. As previously announced, on April 15, 2011, Purchaser commenced a tender offer (the “Offer”) in accordance with the terms of the Merger Agreement to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Company common stock”), including the associated preferred stock purchase rights (collectively with the Company common stock, the “Shares”), at a purchase price of $5.00 per Share, net to the holder in cash, without interest (the “Offer Price”), less any applicable withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 15, 2011 (the “Offer to Purchase”) and in the related Letter of Transmittal, each as amended or supplemented from time to time.

The Offer expired at 12:00 midnight, New York City time, at the end of the day on Thursday, May 12, 2011. According to Computershare Inc., the depositary for the Offer (the “Depositary”), approximately 72,544,987 Shares (excluding Shares tendered by notice of guaranteed delivery), representing approximately 75.4% of the issued and outstanding Shares on a fully diluted basis (as determined in accordance with the Merger Agreement), were validly tendered and not properly withdrawn as of the expiration of the Offer. On May 13, 2011, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not properly withdrawn prior to the expiration of the Offer. Accordingly, as a result of the purchase of the Shares validly tendered and not properly withdrawn in the Offer, on May 13, 2011, a change in control of the Company occurred.

Based on the Offer Price and the number of Shares accepted for payment by Purchaser, as of May 13, 2011 the value of the Shares purchased by Purchaser in connection with the Offer was approximately $362,724,935.00. The funds used to purchase the Shares were provided by Purchaser from a capital contribution from Parent, and Parent obtained such funds from its cash on hand.

Subsequent to the expiration of the Offer, on May 13, 2011, Purchaser exercised its option (the “Top-Up Option”) to purchase shares of Company common stock directly from the Company, in accordance with the terms of the Merger Agreement. On May 13, 2011, Purchaser purchased from the Company 28,569,127 shares of Company common stock (the “Top-Up Option Shares”) at a price per share equal to the Offer Price and paid for such shares by delivery of cash in an amount equal to $0.001 per Top-Up Option Share and a promissory note in an amount equal to the balance of the purchase price. The Top-Up Option Shares, when combined with the number of Shares owned in the aggregate by Parent, Purchaser and any subsidiary of Parent or Purchaser immediately prior to the exercise of the Top-Up Option, constitute aggregate ownership in excess of 90% of the issued and outstanding shares of Company common stock.

Pursuant to the terms of the Merger Agreement, following Purchaser’s acceptance of and payment for the Shares validly tendered and not properly withdrawn as of the expiration of the Offer (the “Initial Acceptance Time”), Purchaser became entitled to designate such number of directors to the Board of Directors of the Company (the “Board”) to give Purchaser representation on the Board equal to that number of directors, rounded up to the next whole number, equal to the product of (i) the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by (ii) the percentage that (A) the number of Shares owned by Parent, Purchaser or any other subsidiary of Parent bears to (B) the total number of Shares that are issued and outstanding. Accordingly, on May 13, 2011, each of George B. Abercrombie, Adrian Adams, Alan F. Holmer, Nancy J. Hutson, Richard S. Kent, and Jonathan S. Leff (the “Resigning Directors”) resigned from the Board. Mr. Abercrombie was a member of the Audit Committee. Dr. Kent and Dr. Hutson were members of the Compensation Committee. Messrs. Holmer and Leff were members of the Corporate Governance Committee. Messrs. Kip A. Frey and Kenneth B. Lee (the “Continuing Directors”) remained as members of the Board. All such Continuing Directors resigned from the Board at the Effective Time. In accordance with the terms of the Merger Agreement, immediately following the Acceptance Time, the Continuing Directors appointed the following Parent designees as members of the Board: Richard N. Kender, Steven H. Koehler, Mark E. McDonough, James McIntyre, Sean T. Mooney and George Shiebler. In accordance with the terms of the Merger Agreement and the Certificate of Merger, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation at the Effective Time.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02. Each of the members of the Board resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company or relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety. Also, pursuant to the Merger Agreement, immediately following the Effective Time, the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation except that the name of the corporation set forth therein was changed to “Inspire Pharmaceuticals, Inc.” Copies of the amended and restated certificate of incorporation and bylaws of the Surviving Corporation are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Amended and Restated Certificate of Incorporation of Inspire Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Inspire Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ ADRIAN ADAMS
Name: Adrian Adams
Title: President and Chief Executive Officer

Date: May 16, 2011

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Inspire Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Inspire Pharmaceuticals, Inc.